UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – December 28, 2011

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

(678) 332-5000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.  Change in Fiscal Year.

On December 28, 2011 the Board of Directors of Registrant approved the change of fiscal year-end from February 28 to September 30.  The change of fiscal year-end follows the Registrant’s acquisitions of CIG Services LLC on October 7, 2011 and Communications Infrastructure Group, LLC on December 5, 2011, and the change of control of the Registrant which occurred in connection with the foregoing acquisitions, as each such event was reported on Form 8-K filed with the SEC on October 7, 2011 and December 12, 2011, respectively.

Registrant will file an annual report on Form 10-K for the fiscal year-ended September 30, 2011 as a result of the change in the fiscal year-end reporting period.  The Registrant will file quarterly reports on Form 10-Q for quarters ending on December 31, March 31, and June 30 of each year with respect to the change in fiscal year reporting.

The Registrant will also file a quarterly report on Form 10-Q for the quarterly period ended November 30, 2011 with respect to such period ending prior to the effectiveness of the change of fiscal year reporting of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Sebastien Koechli
Name: Sebastien Koechli Title: President

Date:      December 29, 2011